SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 15, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        On April 15, 2004, The Bank of Tokyo-Mitsubishi, Ltd. provided Notice to Extend the Scheduled Termination Date of the Credit Agreement dated as of April 17, 1998 (as amended, modified, or supplemented, from time to time), between The Talbots, Inc., as borrower, and The Bank of Tokyo-Mitsubishi, Ltd. The expiration date of such Credit Agreement is extended until April 17, 2006.

        On April 15, 2004, The Talbots, Inc. and Mizuho Corporate Bank, Ltd. entered into Amendment No. 1 to the Revolving Credit Agreement dated as of April 17, 2003 as amended, between The Talbots, Inc. and Mizuho Corporate Bank, Ltd. The expiration date of such Revolving Credit Agreement is extended until April 17, 2006.

        On April 16, 2004, The Norinchukin Bank provided notice approving an extension of the Revolving Credit Agreement dated as of January 25, 1994 (as amended, supplemented, or otherwise modified from time to time), between The Talbots, Inc., as borrower, and The Norinchukin Bank. The expiration date of such Credit Agreement is extended until April 17, 2006.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Notice to Extend Scheduled Termination Date of the Credit Agreement dated as of April 17, 1998 from The Bank of Tokyo-Mitsubishi, Ltd. to The Talbots, Inc., dated April 15, 2004.

Exhibit 99.2	Amendment No. 1 to Revolving Credit Agreement dated as of April 15, 2004 between The Talbots, Inc. and Mizuho Corporate Bank, Ltd.

Exhibit 99.3	Acceptance of Extension of Revolving Credit Agreement dated as of January 25, 1994 as amended, from The Norinchukin Bank to The Talbots, Inc., dated April 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2004	THE TALBOTS, INC. By: /s/ Edward L. Larsen —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Finanical Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Extend Scheduled Termination Date of the Credit Agreement dated as of April 17, 1998 from The Bank of Tokyo-Mitsubishi, Ltd. to The Talbots, Inc., dated April 15, 2004.

99.2	Amendment No. 1 to Revolving Credit Agreement dated as of April 15, 2004 between The Talbots, Inc. and Mizuho Corporate Bank, Ltd.

99.3	Acceptance of Extension of Revolving Credit Agreement dated as of January 25, 1994 as amended, from The Norinchukin Bank to The Talbots, Inc., dated April 16, 2004.